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                                                                     EXHIBIT 8.1


                          GOODWIN, PROCTER & HOAR LLP
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881




                                  May 1, 1998



Summit Properties Inc.
212 South Tryon Street
Suite 500
Charlotte, North Carolina  28281

         Re:      Certain Federal Income Tax Matters

Ladies and Gentlemen:

         This opinion is delivered to you in our capacity as counsel to Summit Properties Inc. (the "Company") in connection with the Company's registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 2,500,000 shares of the Company's common stock, par value $.01 per share, that may be issued by the Company pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan. This opinion relates to the Company's qualification for federal income tax purposes as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code") and the accuracy of the discussion under the heading "Certain Federal Income Tax Considerations" contained in the Registration Statement.

         In rendering the following opinions, we have reviewed the Registration Statement and the descriptions set forth therein of the Company and its current and proposed investments and activities. We have also examined the Articles of Incorporation and Bylaws of the Company, each as amended, the Company's federal income tax return for each of the taxable years ended December 1994, December 1995 and December 1996 filed on Forms 1120-REIT, and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein. The foregoing documents including the Registration Statement, are referred to herein as the "Documents."

         We have relied upon the representations of individuals who are senior officers of the Company, Summit Properties Partnership, L.P., and Summit Management Company regarding the manner in which the Company has been and will continue to be owned and operated. We also have relied on the statements contained in the Documents regarding the operation and ownership of the Company, Summit Properties Partnership, L.P., Summit Management Company, and their affiliates. We have neither independently investigated nor verified such representations or statements, and we assume that such representations and statements are true, correct, and complete and that all representations and statements made "to the best knowledge and belief" of any person(s) or parties with similar qualification are and will be true, correct, and complete as if made without such qualification. We assume that the Company has been and will be operated in accordance with applicable laws and the terms and conditions of applicable documents, and that the descriptions of the Company and its investments, and the proposed investments, activities, operations and governance of the Company set forth in the Registration Statement continue to be true. In addition, we have relied on certain additional facts and assumptions described below.


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                          GOODWIN, PROCTER & HOAR LLP

Summit Properties Inc.
May 1, 1998
Page 2



         In rendering the opinions set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us, and (vii) the factual accuracy of all representations, warranties and other statements made by all parties. We have also assumed, without investigation, that all documents, certificates, warranties and covenants on which we have relied in rendering the opinion set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinion set forth herein, from such earlier date through and including the date of this letter.

                                     * * *

         Based upon and subject to the foregoing, and provided that the Company continues to meet the applicable asset composition, source of income, shareholder diversification, distribution, and other requirements of the Code necessary for a corporation to qualify as a REIT, we are of the opinion that:

         1. Commencing with the Company's first taxable year ended December 31, 1994, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust" under the Code, and its method of operation, as described in the representations referred to above will enable it to continue to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code.

         2. The statements in the Registration Statement set forth under the caption "Certain Federal Income Tax Considerations" to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.



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                          GOODWIN, PROCTER & HOAR LLP

Summit Properties Inc.
May 1, 1998
Page 3


         We express no opinion herein other than the opinions expressly set forth above. You should recognize that our opinions are not binding on the Internal Revenue Service and that a court or the Internal Revenue Service may disagree with the opinions contained herein. Although we believe that our opinions would be sustained if challenged, there can be no assurance that this will be the case. The discussion and conclusions set forth above are based upon current provisions of the Code, the Income Tax Regulations and Procedure and Administrative Regulations promulgated thereunder, and existing administrative and judicial interpretations thereof, all of which are subject to change. Changes in applicable law could adversely affect our opinions.

         We consent to being named as Counsel to the Company in the Registration Statement, to the references in the Registration Statement to our firm and to the inclusion of a copy of this opinion letter as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      /s/ GOODWIN, PROCTER & HOAR LLP

                                      GOODWIN, PROCTER & HOAR LLP